Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas (949) 231-3061	Thomas Schiller (949) 231-4700

Skyworks Meets Revenue and Exceeds Earnings
Guidance for Fourth Fiscal Quarter 2006

Delivers Revenue of $198.2 Million and Diluted EPS of $0.07 on a Pro Forma Basis; Generates
$22 Million in Cash Flow from Operations; Reaffirms Outlook

WOBURN, Mass., Nov. 1, 2006 – Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity, today announced fourth fiscal quarter pro forma revenue of $198.2 million, within the guidance range of $197 to $200 million previously communicated. Revenue in the core analog and RF business was $194 million, up 18 percent year-over-year and 4 percent sequentially. On October 2, 2006, Skyworks announced it was immediately ceasing its baseband operations and implementing a strategic restructuring (please see www.skyworksinc.com/pressroom.asp for more details). GAAP revenue in the fourth fiscal quarter was $193.1 million and includes a restructuring-related revenue reserve of $5.0 million for future potential baseband product returns as the company exited this business.

On a pro forma basis, operating income was $11.6 million in the fourth fiscal quarter, up 31 percent year-over-year and 15 percent sequentially, while net income was $10.4 million, or $0.07 of diluted earnings per share — $0.02 ahead of consensus estimates. The GAAP operating loss for the fourth fiscal quarter of $83.2 million includes $90 million of asset impairments, severance and shut-down costs related to the company’s previously announced exit of the baseband product area, as well as $3.9 million of equity-based compensation in accordance with FASB Statement No. 123(R ). Additionally, the company recorded a $12.0 million non-cash charge as part of an international tax reorganization designed to lower future cash tax liabilities. In turn, the GAAP net loss in the fourth fiscal quarter was $96.4 million. More than two thirds of the restructuring charges were non-cash.

Skyworks generated $22 million of cash flow from operations and the company’s cash and cash equivalents as well as short-term investments increased by $17 million sequentially in the fourth fiscal quarter to $171.2 million.

“Skyworks enters fiscal 2007 a stronger and far more profitable company. Following our decision to exit the baseband product area and the successful implementation of our global restructuring, we are now focused exclusively on our core analog and RF business where Skyworks possesses a clear competitive advantage,” said David J. Aldrich, Skyworks’ president and chief executive officer. “Post restructuring, we plan to deliver above-market growth driven by our portfolio of differentiated linear products, leadership front-end modules and highly integrated Helios™ radios. At the same time, we intend to demonstrate our financial leverage through gross margin expansion, increased asset turns and significant cash flow generation — all towards becoming the most profitable company in the sector.”

Fourth Fiscal Quarter Highlights

•	Increased dollar content at Sony Ericsson through highly integrated Intera™ front-end modules spanning their GSM/GPRS, EDGE and WCDMA Walkman® platforms

•	Powered Cingular’s increasingly popular Pantech C300 platform, the world’s smallest camera flip phone, with ultra compact power amplifiers

•	More than doubled WCDMA power amplifier shipments sequentially

•	Received production orders from Motorola for front-end modules in support of next-generation EDGE handsets

•	Shipped more than five million Helios™ transceivers, up from two million in the prior quarter and 100 thousand units a year ago

•	Ramped Helios™ EDGE radios at Samsung across 20 models

•	Introduced a new line of active mixers with broad frequency ranges powering infrastructure, medical, scientific and industrial applications

•	Awarded high volume contract for high isolation switches for 3G base station reference designs

•	Commenced shipments of 802.11n wireless networking solutions in support of Broadcom’s Intensifi™ chipset

Business Outlook

“For the first fiscal quarter of 2007, we intend to sequentially expand gross margins by 100 basis points to 38.5 percent, approximately double pro forma operating income and deliver pro forma diluted earnings per share in the range of $0.12 to $0.14. We plan to achieve this financial performance with modest revenue growth in our core business, reflecting our share gains and new product ramps, as well as the realities of the broader market,” said Allan M. Kline, Skyworks’ vice president and chief financial officer. “Further, we plan to again generate positive cash flow from operations even as we complete our strategic restructuring.”

Estimated pro forma earnings per share exclude approximately $7 million of charges primarily for lease terminations related to the previously announced restructuring and $3 million of FASB Statement No. 123(R )-related expenses.

Pro forma results, which are a supplement to financial results based on GAAP, exclude certain charges including equity-based compensation, amortization of intangible assets, baseband exit charges, and non-recurring items. The company believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that may not be indicative of Skyworks’ ongoing operations and economic performance.

Skyworks’ Fourth Fiscal Quarter 2006 Conference Call

Skyworks will host a conference call at 5:00 p.m. Eastern time today to discuss results for the fourth fiscal quarter of 2006 and its business outlook. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks’ Web site. To listen to the conference call via telephone, please call 877.704.5386 (domestic) or 913.312.1302 (international), security code: Skyworks.

Playback of the conference call will begin at 9 p.m. Eastern time on Wednesday, Nov. 1, and end at 9 p.m. ET on Wednesday, Nov. 8, 2006. The replay will be available on Skyworks’ Web site or by calling 888.203.1112 (domestic) or 719.457.0820 (international); access code: 4001057.

About Skyworks

Skyworks Solutions, Inc. is an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity. The company’s power amplifiers, front-end modules and direct conversion radios are at the heart of many of today’s leading-edge multimedia handsets. Leveraging core technologies, Skyworks also offers a diverse portfolio of linear products that support automotive, broadband, cellular infrastructure, industrial and medical applications.

Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America. For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.

Safe Harbor Statement

This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results and expectations of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “believes,” “plans,” “may,” “will,” “continue,” similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

These risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by our, and our customers’, products; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; our reliance on a several key customers for a large percentage of our sales; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter than expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; and the uncertainties of litigation, including disputes over intellectual property, as well as other risks and uncertainties, including but not limited to those detailed from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks, Skyworks Solutions, Helios and Intera are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.

# # #

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

		Three Months Ended				Year Ended
		Sept. 29,		Sept. 30,		Sept. 29,		Sept. 30,
		2006		2005		2006		2005
(in thousands, except per share amounts)
Pro forma net revenues	$	198,171	$	190,174	$	778,788	$	792,371
Baseband exit adjustments*		(5,038)		-		(5,038)		-
				-				-
GAAP net revenues	$	193,133	$	190,174	$	773,750	$	792,371

Net revenues	$	193,133	$	190,174	$	773,750	$	792,371
Cost of goods sold		147,874		120,894		511,071		484,599

Gross profit		45,259		69,280		262,679		307,772

Operating expenses:
Research and development		40,500		36,603		164,106		152,215
Selling, general and administrative		60,505		25,043		135,801		103,070
Restructuring & other charges		26,955		-		26,955		-
Amortization of intangibles		536		536		2,144		2,354

Total operating expenses		128,496		62,182		329,006		257,639
Operating (loss) income		(83,237)		7,098		(66,327)		50,133
Interest expense		(3,308)		(3,746)		(14,797)		(14,597)
Other income, net		1,779		1,729		8,350		5,453

(Loss) income before taxes		(84,766)		5,081		(72,774)		40,989
Provision for income taxes		11,604		2,020		15,378		15,378

Net (loss) income		$(96,370)	$	3,061		$(88,152)		$25,611

(Loss) earnings per share:
Basic		$(0.60)		$0.02		$(0.55)		$0.16
Diluted		$(0.60)		$0.02		$(0.55)		$0.16

Weighted average shares:
Basic		160,278		158,488		159,408		157,453
Diluted		160,278		159,803		159,408		158,857

*Revenue adjustments of $5.0 million resulted from the exit of our baseband product area.

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATION OF PRO FORMA NON-GAAP MEASURES

	Three Months Ended		Year Ended
	Sept. 29,	Sept. 30,	Sept. 29,	Sept. 30,
	2006	2005	2006	2005
(in thousands)
GAAP net revenues	$193,133	$190,174	$773,750	$792,371
Revenue adjustments [b]	5,038	—	5,038	—

Pro forma net revenues	$198,171	$190,174	$778,788	$792,371

GAAP operating (loss) income	$(83,237)	$7,098	$(66,327)	$50,133
Share-based compensation expense [a]	3,930	—	14,219	—
Revenue adjustments [b]	5,038	—	5,038	—
Cost of goods sold adjustments [b]	23,256	998	23,662	998
Research and development adjustments [b]	—	—	1,211	—
Selling, general and administrative adjustments [b]	35,138	267	35,317	267
Restructuring & other charges [b]	26,955	—	26,955	—
Lease and leasehold improvements [c]	—	—	—	886
Amortization of intangible assets	536	536	2,144	2,354

Pro forma operating income	$11,616	$8,899	$42,219	$54,638

GAAP net (loss) income	$(96,370)	$3,061	$(88,152)	$25,611
Share-based compensation expense [a]	3,930	—	14,219	—
Revenue adjustments [b]	5,038	—	5,038	—
Cost of good sold adjustments [b]	23,256	998	23,662	998
Research and development adjustments [b]	—	—	1,211	—
Selling, general and administrative adjustments [b]	35,138	267	35,317	267
Restructuring & other charges [b]	26,955	—	26,955	—
Lease and leasehold improvements [c]	—	—	—	886
Amortization of intangible assets	536	536	2,144	2,354
Deferred financing expense adjustment [d]	—	—	572	—
Tax adjustments [e]	11,966	1,850	12,938	12,550

Pro forma net income	$10,449	$6,712	$33,904	$42,666

GAAP net (loss) income per share, diluted	$(0.60)	$0.02	$(0.55)	$0.16
Share-based compensation expense [a]	0.02	—	0.09	—
Revenue adjustments [b]	0.03	—	0.03	—
Cost of goods sold adjustments [b]	0.15	0.01	0.15	0.01
Research and development adjustments [b]	—	—	0.01	—
Selling, general and administrative adjustments [b]	0.22	—	0.22	—
Restructuring & other charges [b]	0.17	—	0.17	—
Lease and leasehold improvements [c]	—	—	—	0.01
Amortization of intangible assets	—	—	0.01	0.01
Tax adjustments [e]	0.08	0.01	0.08	0.08

Pro forma net income per share, diluted	$0.07	$0.04	$0.21	$0.27

[a]	These charges represent expense recognized in accordance with FASB Statement No. 123R, Share-Based Payment.
Approximately $0.7 million, $1.8 million and $1.4 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the three months ended
September 29, 2006. Approximately $2.2 million, $6.3 million and $5.7 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the fiscal year ended September 29, 2006.

[b]	On October 2, 2006, the Company announced that it was exiting its baseband product area in order to focus on its core business encompassing linear products, power amplifiers, front-end modules and radio solutions.

Due to accounting classifications, the charges associated with the baseband product area are recorded in various lines and are summarized as follows:

Revenue adjustments of $5.0 million resulted from the exit of our baseband product area.

Cost of good sold adjustments includes approximately $19.8 million of inventory charges and reserves and $3.5 million of inventory related contractual obligations.

Selling, general and administrative adjustments of $35.1 million represent bad debt expense primarily related to two customers: Vitelcom Mobile and an Asian component distributor, on specific accounts receivable associated with baseband product.

Restructuring and other charges recorded during the three months ended September 29, 2006 primarily consisted of
$13.1 million related to severance and benefits, $7.4 million related to the write-down of technology licenses and design software associated with the baseband product area, $4.7 million related to the write-down of baseband related long-lived assets and $1.8 million related to other charges.

The charges recorded during the first quarter of fiscal 2006 primarily related to a continued reduction in the level of activity within the Company’s baseband product area. Approximately $0.4 million, $1.2 million and $0.2 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

The charges recorded during the fourth quarter of fiscal 2005 related to the exit of Conexant’s Assembly and Test business. Approximately, $1.0 million and $0.3 million were included in cost of goods sold and selling, general and administrative expenses, respectively.

Total charges recorded during the three months ended September 29, 2006 associated with the Company’s announcement to exit its baseband product area totaled $90.4 million.

[c]	These charges represent an aggregate adjustment for the correction of an error in the manner in which the Company accounted for scheduled rent increases and amortization of leasehold improvements.

[d]	This charge represents a reduction in deferred financing costs associated with the redemption of $50.7 million of the Company’s 4.75% convertible subordinated notes.

[e]	During the three months and fiscal year ended September 29, 2006, this adjustment primarily relates to an international tax reorganization. No other pro forma adjustments are tax-effected because we have a full valuation allowance against our deferred tax assets. During the fourth quarter of fiscal 2005 and fiscal year ended September
30, 2005, these charges primarily represent a non-cash tax charge related to the utilization of pre-merger deferred tax assets.

The above pro forma non-GAAP measures are based upon our unaudited consolidated statements of operations for the periods shown. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that we believe are not indicative of our ongoing operations and economic performance. Additionally, since we have historically reported non-GAAP results to the investment community, the inclusion of non-GAAP financial measures provides consistency in our financial reporting. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	Sept. 29,	Sept. 30,
	2006	2005
(in thousands)
Assets
Current assets:
Cash and cash equivalents	$143,051	$122,535
Short-term investments	28,150	113,325
Accounts receivable, net	158,798	171,454
Inventories	81,529	77,400
Prepaid expenses and other current assets	9,315	11,268
Property, plant and equipment, net	149,906	150,838
Goodwill and intangible assets, net	508,975	511,119
Other assets	10,295	29,904

Total assets	$1,090,019	$1,187,843

Liabilities and Equity
Current liabilities:
Short-term debt	$50,000	$50,000
Accounts payable	73,071	72,276
Accrued liabilities and other current liabilities	52,072	35,959
Long-term debt	179,335	230,000
Other long-term liabilities	6,448	7,044
Stockholders’ equity	729,093	792,564

Total liabilities and equity	$1,090,019	$1,187,843